Exhibit 99.1

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SCANA Announces Sale of Two Subsidiaries

Cayce, S.C., December 16, 2014... SCANA Corporation (NYSE: SCG) announced today that it has signed agreements for the sale of Carolina Gas Transmission Corporation (CGT) and SCANA Communications, Inc. (SCI) to Dominion Resources, Inc. (NYSE: D) and Spirit Communications (privately held by a group of independent telephone companies in South Carolina), respectively, in transactions valued at approximately $650 million in total. CGT is SCANA’s FERC-regulated open access, transportation-only interstate pipeline company whose system consists of approximately 1,500 miles of pipe measuring up to 24 inches in diameter operating in South Carolina and southeastern Georgia. SCI owns and operates a 1,125 mile fiber optic telecommunications network and Ethernet network and provides tower site construction, management and rental services in South Carolina, North Carolina and Tennessee. Both of these transactions, which are subject to customary closing conditions, are expected to close in the first quarter of 2015.
“In recent years, we have focused our efforts on the delivery of energy-related products and services through the core retail businesses of our company,” said Kevin Marsh, SCANA’s Chief Executive Officer. “While CGT and SCI have been very successful members of the SCANA portfolio, they are principally wholesale operations and comprise approximately 2% of our total assets. These transactions will further confirm our commitment to serving our retail customers.”
Marsh added, “Once we decided to pursue divestiture, we made it central to our strategy to retain as many jobs as possible in the local market. We are very pleased that the employees of CGT will be retained by Dominion and most of SCI’s will be offered jobs with Spirit. We also negotiated a three-year rate moratorium with Dominion so that CGT’s transportation rates will not increase during this period.”
“We are very pleased with these transactions, as the results will yield significant value for our existing shareholders,” said Jimmy Addison, SCANA’s Executive Vice President and Chief Financial Officer. “We expect aggregate proceeds, net of income taxes, to be in excess of $400 million. Once the net proceeds have been deployed to displace previously planned equity issuances, the transactions will be accretive to earnings.”

As a result of these sales, the $325 million in equity issuances which were expected to occur during 2015, including $100 million from SCANA’s dividend reinvestment plan and its employee 401(k) plan, will be eliminated from the Company’s financing plan. It is also anticipated that the equity financing previously planned for 2016 will be eliminated. Following the closing of these transactions, SCANA’s dividend reinvestment program and its employee 401(k) plan will fulfill their requirements for SCANA common stock with open market purchases. As the Company’s future equity needs dictate, the dividend reinvestment program and 401(k) plan will return to their practice of purchasing original issuance SCANA common shares.
RBC Capital Markets LLC is serving as the exclusive financial advisor to SCANA on the sale of CGT and Stephens Inc. is serving as the exclusive financial advisor to SCANA on the sale of SCI.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 686,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) the loss of sales to distributed generation, such as solar photovoltaic systems; (8) growth opportunities for SCANA’s regulated and diversified subsidiaries; (9) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (10) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (11) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (12) payment and performance by counterparties and customers as contracted and when due; (13) the results of efforts to license, site, construct and finance facilities for electric generation and transmission; (14) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (15) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon prices, for our construction program, operations and maintenance; (16) the results of efforts to ensure the physical and cyber security of key assets and processes; (17) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (18) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (19) labor disputes; (20) performance of SCANA’s pension plan assets; (21) changes in taxes and tax credits, including production tax credits for the new nuclear units; (22) inflation or deflation; (23) compliance with regulations; (24) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (25) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.